UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

CAMDEN PROPERTY TRUST
 (Exact name of registrant as specified in its charter)

Texas	1-12110	76-6088377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Greenway Plaza, Suite 1300, Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Camden Property Trust, a Texas real estate investment trust, has entered into an amendment to its Amended and Restated 2002 Share Incentive Plan and its Amended and Restated Non-Qualified Deferred Compensation Plan, copies of which are attached hereto as Exhibit 99.1 and 99.2, respectively, and incorporated herein by reference. The purpose of the amendments was to cause such plans to comply with applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder. The foregoing summary description of the amendments is qualified in its entirety by reference to such amendments.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Title
99.1	Amendment No. 2 to the Amendment and Restated 2002 Share Incentive Plan of Camden Property Trust, executed on July 28, 2008 to be effective as of January 1, 2008
99.2	Amendment No. 1 to the Amended and Restated Camden Property Trust Non-Qualified Deferred Compensation Plan, executed on July 28, 2008 to be effective as of January 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2008

CAMDEN PROPERTY TRUST

By: /s/ Michael P. Gallagher
Michael P. Gallagher
Vice President — Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Title
99.1	Amendment No. 2 to the Amendment and Restated 2002 Share Incentive Plan of Camden Property Trust, executed on July 28, 2008 to be effective as of January 1, 2008
99.2	Amendment No. 1 to the Amended and Restated Camden Property Trust Non-Qualified Deferred Compensation Plan, executed on July 28, 2008 to be effective as of January 1, 2008